Exhibit 99.1

America’s Car-Mart, Inc. Announces Pricing of Inaugural Asset-Backed Securitization Transaction and Amendment to Loan and Security Agreement

Rogers, Arkansas (April 25, 2022) – America’s Car-Mart, Inc. (NASDAQ: CRMT) (the “Company”) today announced that it has priced $400 million in aggregate principal amount of asset-backed notes (the “Notes”), a subprime auto loan asset-backed securitization transaction. The Notes will be issued in four classes, collateralized by loans directly originated by the Company’s operating subsidiaries, America’s Car Mart, Inc. and Texas Car-Mart, Inc. (collectively “Car Mart”), with expected ratings of AA- through BB- by Kroll Bond Rating Agency (“KBRA”), and have a final maturity date of April 20, 2029. Credit enhancement for the Notes will consist of overcollateralization, a reserve account funded with an initial amount of not less than 2.00% of the pool balance as of the cut-off date, excess interest on the receivables, and, in the case of the Class A Notes, the Class B Notes and the Class C Notes, the subordination of certain payments to the noteholders of less senior classes of notes. Additional details related to the Notes are as follows:

	Initial Principal Amount	Initial Credit Enhancement	Fixed Coupon Rate (per annum)	Preliminary KBRA Rating(1)
Class A Notes	$236,000,000	60.70%	3.23%	AA- (sf)
Class B Notes	52,000,000	51.60%	4.47%	A- (sf)
Class C Notes	74,570,000	38.55%	5.48%	BBB- (sf)
Class D Notes	37,430,000	32.00%	8.58%	BB- (sf)
Total	$400,000,000

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(1)	KBRA appends an (sf) indicator to ratings assigned to structured finance obligations.

The Notes were priced with a weighted average fixed coupon rate of 5.14% per annum to the expected clean-up call. The Notes will be issued by ACM Auto Trust 2022-1 (the “Issuer”), an indirect subsidiary of the Company. The Issuer will be the sole obligor of the Notes; the Notes will not be obligations of or guaranteed by the Company or any of its other affiliates or subsidiaries. Car Mart will act as the servicer of the auto loan receivables securing the Notes. The net proceeds from the Notes will be used to pay outstanding debt, make the initial deposit into a reserve account, and for other general purposes. The expected settlement date for the transaction is April 27, 2022.

“We are excited to diversify our funding sources by entering the securitization market. This transaction represents an important step as we prepare for continuing growth,” said Jeff Williams, President and Chief Executive Officer of the Company. “As we look ahead, this market will offer us greater access to credit with a more efficient capital structure.”

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered only to qualified institutional buyers in a private offering under Rule 144A under the Securities Act.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a full offering memorandum.

In connection with the asset-backed securitization transaction, the Company entered into Amendment No. 4 to the Company’s Third Amended and Restated Loan and Security Agreement (the “Agreement”) with BMO Harris Bank, N.A., as agent for a group of lenders. Amendment No. 4 to the Agreement (the “Amendment”) amends the Agreement to permit the sale, contribution, or transfer of vehicle contracts to, and certain repurchases of such contracts from, an indirect special purpose subsidiary of the Company in connection with a securitization transaction, in each case subject to specified conditions. The Amendment also replaces LIBOR as the applicable benchmark interest rate for borrowings under the Agreement with the daily simple Secured Overnight Financing Rate (“SOFR”) and increases the unused line fee rate from 0.25% to 0.375% if the average daily amount outstanding during the preceding month is less than 50% of the revolver commitments.

About America's Car-Mart

America’s Car-Mart operates automotive dealerships in twelve states and is one of the largest publicly held automotive retailers in the United States focused exclusively on the “Integrated Auto Sales and Finance” segment of the used car market. The Company specializes in the sale of quality, pre-owned vehicles, and features flexible used car financing options for customers with bad credit, no credit, repossessions or even past bankruptcy and emphasizes superior customer service and the building of strong personal relationships with its customers. The Company operates its dealerships primarily in smaller cities throughout the South-Central United States selling quality used vehicles and providing financing for substantially all of its customers. For more information about America’s Car-Mart, including investor presentations, please visit our website at www.car-mart.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s future objectives, plans and goals, as well as the Company’s intent, beliefs and current expectations regarding future events and operating performance, including statements regarding the proposed private offering of the Notes, and can generally be identified by words such as “may,” “will,” “should,” “could, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases. These forward-looking statements are based on the Company’s current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future events or performance, and that actual results could differ materially from those projected in these forward-looking statements. Factors that may cause actual results to differ materially from the Company’s projections include, but are not limited to:

•	failure of KBRA to rate the Notes at the anticipated ratings levels, which is a closing condition of the offering, or at all;
•	changes in the financial markets, including changes in credit markets, interest rates, securitization markets generally and specifically, the Company’s proposed securitization;
•	the willingness of investors to buy the Notes;

•	general economic conditions in the markets in which the Company operates, including, but not limited to, fluctuations in gas prices, grocery prices and employment levels;
•	the availability of credit facilities and access to capital on terms acceptable to us to support the Company’s business;
•	the Company’s ability to underwrite and collect its contracts effectively;
•	competition;
•	dependence on existing management; ability to attract, develop and retain qualified general managers;
•	availability of quality vehicles at prices that will be affordable to customers;
•	changes in consumer finance laws or regulations, including, but not limited to, rules and regulations that have recently been enacted or could be enacted by federal and state governments;
•	ability to keep pace with technological advances and changes in consumer behavior affecting the Company’s business;
•	security breaches, cyber-attacks, or fraudulent activity; and
•	the ability to successfully identify, complete and integrate new acquisitions.

Additionally, risks and uncertainties that may affect future results and events include those described from time to time in the Company’s SEC filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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Contacts:	Jeff Williams, CEO at (479) 464-9944 or Vickie Judy, CFO at (479) 464-9944